UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Lightning eMotors, Inc.
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing the Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check all the boxes that apply)

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

815 14th Street SW, Suite A100
Loveland, CO 80537

Special Meeting of Stockholders
To be held on Tuesday, February 7, 2023
at the Corporate offices
815 14th Street SW, Suite A100
Loveland, CO 80537

Supplement No. 1 to
Definitive Proxy Statement dated December 27, 2022

On December 27, 2022, Lightning eMotors, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission, which was distributed in connection with the Company’s Special Meeting of Stockholders to be held on February 7, 2023.

The Company is providing this supplement solely to correct an inadvertent error in the definitive proxy statement. The Notice of the Special Meeting of Stockholders regarding the availability of proxy materials for the Special Meeting of Stockholders and the text to the question on page 2 “How do I vote” contained an incorrect link. The correct link where the notice and the accompanying proxy statement and proxy card are available electronically is: https://www.cstproxy.com/lightningemotors/2023.

In order to correct the definitive proxy statement, the text below replaces, in its entirety, the text in the box in the Notice and the text under the question “How do I vote?” on page 2 of the definitive proxy statement:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, FEBRUARY 7, 2023.

This notice and the accompanying proxy statement and proxy card are available electronically at www.cstproxy.com/lightningemotors/2023.

How do I vote?

You may either vote “For” or “Against” or abstain from voting on both Proposal 1, the Reverse Split Proposal, and Proposal 2, the Adjournment Proposal.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in the following ways:

•In person. If you are a stockholder of record, you may vote in person at the Special Meeting. The Company will give you a ballot when you arrive.
•Via the Internet. You may vote by proxy via the Internet by going to https://www.cstproxy.com/lightningemotors/2023 and using the control number written on your proxy card to access your proxy electronically. Your telephone or internet vote must be received by 11:59 p.m. Eastern Time on February 6, 2023 to be counted.

•By Mail. You may vote by mail by filling out the proxy card that accompanies this proxy statement and sending it back in the envelope provided.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the voting instruction form to ensure that your vote is counted. To vote at the Special Meeting in person, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank or contact your broker or bank to request a proxy form.

Except as described above, this supplement to the definitive proxy statement does not modify, amend, supplement, or otherwise affect the definitive proxy statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the definitive proxy statement for instructions on how to do so.